AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 2007 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
43-1273600
(I.R.S. Employer Identification No.)
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501 N. Broadway
St. Louis, MO 63102
(314) 342-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James M. Zemlyak
Senior Vice President, Chief Financial Officer and Treasurer
Stifel Financial Corp.
501 N. Broadway
St. Louis, MO 63102
(314) 342-2000
Fax:  (314) 342-2097
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James L. Nouss, Jr., Esq.
Robert J. Endicott, Esq.
Bryan Cave LLP
211 North Broadway, Suite 3600
St. Louis, MO 63102
(314) 259-2000
Fax:  (314) 259-2020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following   box.
If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  x
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act                 registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  x
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.15 par value per share (1)	(2)(3)	(2)(3)	(2)(3)	(4)

(1) The Common Stock may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling securityholders to be identified in the future.

(2) Not applicable pursuant to Form S-3 General Instruction II(E).

(3) An indeterminate aggregate initial offering price or number of shares of Common Stock of Stifel Financial Corp. is being registered as may from time to time be issued at indeterminate prices.

(4) In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

STIFEL FINANCIAL CORP.

Common Stock

We may offer, issue and sell from time to time shares of our common stock.

This prospectus describes some of the general terms that may apply to these shares of common stock.  Supplements to this prospectus supplements may add, update, or change information contained in this prospectus. This prospectus may not be used to offer and sell shares of common stock unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell these shares of common stock through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling securityholder resells any shares of common stock, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the shares of common stock being offered.

The prospectus supplement for each offering of shares of common stock will describe the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange ("NYSE") and the Chicago Stock Exchange ("CSE") under the symbol "SF."  Each prospectus supplement will indicate if the shares of common stock offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 19, 2007.

Unless we indicate otherwise, the words "we," "our," "us" and "Company" refer to Stifel Financial Corp. ("Stifel") and its wholly-owned subsidiaries, including Stifel, Nicolaus & Company, Incorporated, which we refer to as "Stifel Nicolaus, " and First Service Financial Company, which we refer to as "Stifel Bank & Trust."

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell shares of common stock, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts and prices of the common stock offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information."

To the extent that this prospectus is used by any selling securityholder to resell any common stock, information with respect to the selling securityholder and the terms of the common stock being offered will be contained in a prospectus supplement.

You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell common stock in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. Our common stock is listed on the NYSE and the CSE under the symbol "SF."

The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

•         our Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 1-9305), filed with the SEC on March 16, 2007, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2006 (File No. 1-9305), filed with the SEC on June 28, 2007;

•         our Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders (File No. 1-9305) filed with the SEC on April 30, 2007;

•         our Definitive Proxy Statement for the special meeting of Stockholders (File No. 1-9305) filed with the SEC on May 22, 2007;

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•         our Quarterly Reports on Form 10-Q for the three months ended March 31, 2007 (File No. 1-9305), filed with the SEC on May 15, 2007, for the six months ended June 30, 2007 (File No. 1-9305), filed with the SEC on August 9, 2007 and for the nine months ended September 30, 2007 (File No. 1-9305), filed with the SEC on November 9, 2007;

•         our Current Reports (File No. 1-9305) on Form 8-K filed with the SEC on January 9, 2007, March 1, 2007, April 5, 2007, April 5, 2007, July 5, 2007, August 13, 2007, and on Form 8-K/A filed with the SEC on January 12, 2007, March 6, 2007 and May 7, 2007 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise); and

•         the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on April 29, 1987.

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering.

We will provide a copy of the documents we incorporate by reference (other than exhibits attached to those documents, unless such exhibits are specifically incorporated by reference into the information incorporated herein), at no cost, to any person who receives this prospectus.  You may request a copy of any or all of these documents, either orally or in writing, by contacting us at the following address and phone number: Stifel Financial Corp., Investor Relations, 501 N. Broadway, St. Louis, Missouri 63102, (314) 342-2000.

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STIFEL FINANCIAL CORP.

Stifel Financial Corp. is a financial services holding company headquartered in St. Louis.  Our  principal subsidiary is Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus"), a full service retail and institutional brokerage and investment banking firm.  Our other subsidiaries include Century Securities Associates, Inc. ("Century Securities"), an independent contractor broker-dealer firm; and Stifel Bank & Trust, a commercial bank.  With our century-old operating history, we have built a diversified business focused primarily on serving private clients, institutional investors and investment banking clients located across the country.  We have grown both organically as well as through acquisitions, including our recent acquisitions of (1) the Capital Markets business of Legg Mason; (2) Ryan Beck, a full-service brokerage and investment banking firm; and (3) First Service Financial Company, a St. Louis-based bank holding company.

Stifel Nicolaus' principal activities are: (1) private client services, including securities transactions and financial planning services; (2) institutional equity and fixed income sales and trading; and (3) investment banking, including public offerings, private placements, and mergers and acquisitions.  Our proprietary, highly-regarded securities research product is important to all of these businesses.

Our private client business consists of an extensive network of financial advisors located in branch offices nationally, with a concentration in the Midwest and Mid-Atlantic regions, and with a growing presence in the Northeast, Southeast and Western United States.  Our private client professionals provide retail brokerage and financial advisory services to individuals.  Our institutional equity and fixed income sales and trading business provides services to institutional investors and money managers as well as municipalities and corporations in the United States.  In addition, our international subsidiary, Stifel Nicolaus Limited, provides equity sales and trading services to institutional investors in Europe through our offices located in London, Geneva and Madrid.  Our investment banking business focuses on middle market companies as well as on larger companies in targeted industries where we have particular expertise.

Our Century Securities subsidiary is a broker-dealer serving independent securities brokers nationwide.  Through Stifel Bank & Trust we offer retail and commercial banking services to meet the needs of our clients, including personal loan programs, commercial lending programs and other banking products.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of common stock sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital.  The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

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DESCRIPTION OF COMMON STOCK

As of September 30, 2007, we are authorized to issue up to 30,000,000 shares of common stock. Computershare Limited is the transfer agent and registrar for our common stock. Our common stock is listed on the NYSE and the CSE under the symbol "SF."

The following is a summary of the material terms and rights associated with our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws.  Since the terms of our certificate of incorporation and bylaws, and Delaware corporate law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law for a complete statement of the terms and rights of our common stock.  If you would like to read those documents, they are on file with the SEC, as described under the heading "Where You Can Find Additional Information" on page 1.

As of October 31, 2007, there were 15,145,063 shares of common stock outstanding that were held of record by approximately 4,500 stockholders. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably only those dividends as may be declared by the board of directors out of funds legally available for dividends, as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

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LEGAL MATTERS

In connection with particular offerings of shares of common stock in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those shares of common stock will be passed upon for Stifel Financial Corp. by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Stifel Financial Corp.'s Annual Report on Form 10-K/A for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical consolidated financial statements of Ryan Beck Holdings, Inc. included as exhibit 99.1 of Stifel Financial Corp.'s Current Report on Form 8-K/A dated May 7, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the shares of common stock will be borne by the registrant. Such expenses are estimated to be as follows:

SEC registration fee	$ #
Legal fees and expenses	200,000
Accounting fees and expenses	50,000
Printing and mailing expenses	25,000
Miscellaneous	10,000
Total	$285,000

#  Deferred in reliance on Rule 456(b) and 457(r).

Item 15.  Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware.  The following is a summary of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL").

Subject to restrictions contained in the DGCL, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.  A present or former director or officer who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required.  Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the stockholders.  Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute.  The indemnification provided by statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person.  Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute.  References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

The Company's Certificate of Incorporation provides generally that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            Section 6.4 of the Registrant's Amended and Restated By-Laws provides for indemnification by the Registrant of each person who is or was a director, officer or employee of the Registrant (or is or was serving as a director, officer or employee of any other enterprise at the request of the Registrant) to the full extent authorized by law.  Certain of the directors also have indemnification agreements with the Registrant which provide for indemnification to the full extent permitted by the Delaware General Corporation Law or by any amendment thereof or any other statutory provisions authorizing or permitting indemnification.

In addition, the DGCL and the Company's bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them.  We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers.

Item 16.  Exhibits.

                The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stifel Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on November 19, 2007.

STIFEL FINANCIAL CORPORATION

(Registrant)

By:    /s/Ronald J. Kruszewski

Ronald J. Kruszewski
Chairman, President and Chief Executive Officer

Attest:    /s/David M. Minnick

    David M. Minnick
    Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald J. Kruszewski and James M. Zemlyak, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and to execute in his or her name, place and stead (individually and in any capacity stated below) any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated and on the dates indicated:

Signature	Title	Date
/s/ Ronald J. Kruszewski	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer), and Director	November 19, 2007
Ronald J. Kruszewski
/s/ James M. Zemlyak James M. Zemlyak	Senior Vice President , Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer), and Director	November 19, 2007
/s/ Robert J. Baer	Director	November 19, 2007
Robert J. Baer
/s/ Bruce A. Beda	Director	November 19, 2007
Bruce A. Beda
/s/ Charles A. Dill	Director	November 19, 2007
Charles A. Dill
/s/ John P. Dubinsky	Director	November 19, 2007
John P. Dubinsky
/s/ Richard F. Ford	Director	November 19, 2007
Richard F. Ford
/s/ Frederick O. Hanser	Director	November 19, 2007
Frederick O. Hanser
/s/ Richard J. Himelfarb	Director	November 19, 2007
Richard J. Himelfarb
/s/ Robert E. Lefton	Director	November 19, 2007
Robert E. Lefton
/s/ Scott B. McCuaig	Director	November 19, 2007
Scott B. McCuaig
/s/ Thomas P. Mulroy	Director	November 19, 2007
Thomas P. Mulroy
/s/ James M. Oates	Director	November 19, 2007
James M. Oates
/s/ Ben A. Plotkin	Director	November 19, 2007
Ben A. Plotkin
/s/ Joseph A. Sullivan	Director	November 19, 2007
Joseph A. Sullivan
/s/ Kelvin R. Westbrook	Director	November 19, 2007
Kelvin R. Westbrook

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement for Common Stock*
3.1

Restated Certificate of Incorporation as amended of the Company filed with the Secretary of State of Delaware on May 31, 2001, incorporated herein by reference to Exhibit 3.(a) to the Company's Quarterly Report on Form 10-Q (File No. 001-9305) for the quarterly period ended June 30, 2001

3.2	Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3.(b)(1) to the Company's Annual Report on Form 10-K (File No. 1-9305) for fiscal year ended July 30, 1993
4.1	Registration Rights Agreement dated February 28, 2007, incorporated herein by reference to the Company's Current Report on Form 8-K/A (File No. 1-09305) filed March 6, 2007
4.2	Specimen Stock Certificate, incorporated herein by reference to Exhibit 7 to the Company's Registration Statement on Form 8-A (File No. 1-09305) filed April 29, 1987
5.1	Opinion of Bryan Cave LLP**
23.1	Consent of Deloitte & Touche LLP**
23.2	Consent of PricewaterhouseCoopers LLP**
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1)**
24.1	Powers of Attorney (included in the signature page hereto)

* To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

** Filed herewith.

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